Exhibit 99.1
Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-644-3062
Media: Cathy Worthy
Graphic Packaging International, Inc.
770-644-3515
Graphic Packaging Holding Company Reports First Quarter 2010 Results
Financial Highlights
•	Q1 earnings per share were $0.02 versus a loss of $(0.08) in the prior year period.

•	Q1 volume increased 2.0% over the prior year period, with net sales down 1.5%.

•	Q1 Adjusted EBITDA was $144.8 million, 11.5% higher than the prior year period.

•	Q1 Adjusted EBITDA margin increased to 14.4% from 12.7% in the prior year period.
MARIETTA, GA, May 6, 2010. Graphic Packaging Holding Company (NYSE: GPK), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for first quarter 2010 of $6.3 million, or $0.02 per diluted share based upon 346.9 million weighted average diluted shares. This compares to a first quarter 2009 Net Loss of $(28.2) million, or $(0.08) per share based upon 342.6 million weighted average shares. Adjusted Net Income for the quarter, which excludes $8.5 million of charges associated with the combination with Altivity Packaging, LLC (“Altivity”), was $14.8 million, or $0.04 per diluted share. This compares to a first quarter 2009 Adjusted Net Loss of $(13.3) million, or $(0.04) per share.
“The persistent high unemployment in the US continues to negatively impact recovery in some sectors, but I am pleased our overall execution has generated improved earnings and higher margins, positioning us well for continued debt reduction in 2010.” said David W. Scheible, President and Chief Executive Officer.

Net Sales
Net sales decreased 1.5% to $1,004.1 million during first quarter 2010, compared to first quarter 2009 net sales of $1,019.2 million. The decline was the result of $21 million of lower pricing partially offset by $7 million related to favorable foreign currency exchange rates.
On a segment basis, in Paperboard Packaging, tons sold increased 1.7% but net sales declined 0.7% compared to the first quarter of 2009. The decline in net sales was driven by lower pricing primarily related to contractual deflationary pass-throughs. Net sales in the Multi-wall Bag and Specialty segments declined 5.2%. Volume increases were offset by lower pricing primarily related to contractual deflationary pass-throughs and the divestiture of the Handschy ink business.
Attached is supplemental data showing first quarter 2010 net sales and net tons sold by each of the Company’s business segments: Paperboard Packaging, Multi-wall Bag and Specialty Packaging.
EBITDA
EBITDA for first quarter 2010 was $136.3 million. Excluding $8.5 million of charges associated with the combination with Altivity, Adjusted EBITDA was $144.8 million. This compares to first quarter 2009 EBITDA of $115.0 million and Adjusted EBITDA of $129.9 million. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2010 was positively impacted by $38 million from improved operating performance and cost reduction initiatives. This was partially offset by $21 million of lower pricing. In total, raw material input inflation was relatively flat in the first quarter as increased costs for wood and secondary fiber were offset by lower costs for energy and chemicals.

Other Results
At the end of first quarter 2010, the Company’s total debt was $2,800.5 million. The Company had $105.6 million of Cash and Cash Equivalents and had not drawn on its $400 million revolving credit facility. The Company’s net leverage ratio decreased from 6.02 times at the end of the first quarter 2009 to 4.72 times as of March 31, 2010.
Net interest expense was $45.0 million for first quarter 2010, as compared to net interest expense of $52.2 million in first quarter 2009. The decrease was due to both lower interest rates and lower debt balances.
First quarter 2010 income tax expense was $8.6 million, predominately attributable to the noncash expense associated with the amortization of goodwill for tax purposes. The Company has a $1.3 billion net operating loss carry-forward which may be available to offset future taxable income in the United States.
Capital expenditures for first quarter 2010 were $18.2 million compared to $36.0 million in the first quarter of 2009 reflecting the higher level of capital expenditures last year as a result of integration activities.
Under the terms of its Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio. As of March 31, 2010, the Company’s ratio was 2.89 to 1.00, in compliance with the required maximum ratio of 4.75 to 1.00. The calculation of this covenant, along with a tabular reconciliation of EBITDA, Adjusted EBITDA, Credit Agreement EBITDA and Adjusted Net Income (Loss), is attached to this release.

Earnings Call
The Company will host a conference call at 8:30 am eastern time today (May 6, 2010) to discuss the results of the first quarter 2010. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 67352757). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 800-642-1687.
Forward Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, debt reduction and the availability of the Company’s net operating loss to offset taxable income in the U.S., are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, cutbacks in consumer spending that could affect demand for the Company’s products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including the continued availability of the Company’s net operating loss offset to taxable income, and those that impact the Company’s ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company’s web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2010	2009

Net Sales	$1,004.1	$1,019.2
Cost of Sales	858.3	892.9
Selling, General and Administrative	77.4	78.7
Other Expense (Income), Net	0.3	(0.4)
Restructuring and Other Special Charges	8.5	14.9

Income from Operations	59.6	33.1

Interest Expense, Net	(45.0)	(52.2)

Income (Loss) before Income Taxes and Equity in Net Earnings of Affiliates	14.6	(19.1)

Income Tax Expense	(8.6)	(9.3)

Income (Loss) before Equity in Net Earnings of Affiliates	6.0	(28.4)

Equity in Net Earnings of Affiliates	0.3	0.2

Net Income (Loss)	$6.3	$(28.2)

Income (Loss) Per Share — Basic and Diluted	$0.02	$(0.08)
Weighted Average Number of Shares Outstanding — Basic	343.4	342.6
Weighted Average Number of Shares Outstanding — Diluted	346.9	342.6

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions, except share and per share amounts	2010	2009

ASSETS
Current Assets:
Cash and Cash Equivalents	$105.6	$149.8
Receivables, Net	429.6	382.3
Inventories, Net	462.1	436.5
Other Current Assets	56.8	52.7

Total Current Assets	1,054.1	1,021.3

Property, Plant and Equipment, Net	1,750.3	1,797.4
Goodwill	1,205.9	1,204.6
Intangible Assets, Net	609.4	620.0
Other Assets	58.6	58.5

Total Assets	$4,678.3	$4,701.8

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$17.3	$17.6
Accounts Payable	336.2	350.8
Interest Payable	37.2	42.7
Other Accrued Liabilities	220.1	233.2

Total Current Liabilities	610.8	644.3

Long-Term Debt	2,783.2	2,782.6
Deferred Income Tax Liabilities	235.1	226.9
Other Noncurrent Liabilities	319.3	319.2

Total Liabilities	3,948.4	3,973.0

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 343,260,732 and 343,245,250 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	3.4	3.4
Capital in Excess of Par Value	1,959.1	1,958.2
Accumulated Deficit	(1,012.7)	(1,019.0)
Accumulated Other Comprehensive Loss	(219.9)	(213.8)

Total Shareholders’ Equity	729.9	728.8

Total Liabilities and Shareholders’ Equity	$4,678.3	$4,701.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$6.3	$(28.2)
Noncash Items Included in Net Income (Loss):
Depreciation and Amortization	74.3	76.4
Deferred Income Taxes	7.9	9.3
Amount of Postemployment Expense (Less) Greater Than Funding	(1.4)	12.2
Other, Net	7.0	7.3
Changes in Operating Assets & Liabilities	(119.3)	(73.7)

Net Cash (Used in) Provided by Operating Activities	(25.2)	3.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(18.2)	(36.0)
Other, Net	(1.1)	(0.4)

Net Cash Used in Investing Activities	(19.3)	(36.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Revolving Credit Facilities	96.0	105.4
Payments on Revolving Credit Facilities	(95.8)	(60.9)

Net Cash Provided by Financing Activities	0.2	44.5

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.1	(0.5)

Net (Decrease) Increase in Cash and Cash Equivalents	(44.2)	10.9
Cash and Cash Equivalents at Beginning of Period	149.8	170.1

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$105.6	$181.0

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company’s earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income (Loss) and Net Leverage Ratio. Adjusted EBITDA and Adjusted Net Income (Loss) exclude charges associated with the Company’s combination with Altivity Packaging, LLC and other Restructuring and Other Special Charges. The Company’s management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company’s performance. EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions	2010	2009

Net Income (Loss)	$6.3	$(28.2)
Add (Subtract):
Income Tax Expense	8.6	9.3
Equity in Net Earnings of Affiliates	(0.3)	(0.2)
Interest Expense, Net	45.0	52.2
Depreciation and Amortization	76.7	81.9

EBITDA	136.3	115.0
Charges Associated with Combination with Altivity	8.5	12.6
Grenoble Plant Shutdown Charges	—	2.3

Adjusted EBITDA	$144.8	$129.9

Net Income (Loss)	$6.3	$(28.2)
Charges Associated with Combination with Altivity	8.5	12.6
Grenoble Plant Shutdown Charges	—	2.3

Adjusted Net Income (Loss)	$14.8	$(13.3)

Per Share — Basic and Diluted
Net Income (Loss)	$0.02	$(0.08)
Charges Associated with Combination with Altivity	0.02	0.04
Grenoble Plant Shutdown Charges	—	0.01

Adjusted Net Income (Loss) *	$0.04	$(0.04)

*	May not foot due to rounding

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,
In millions	2010	2009

Net Income (Loss)	$90.9	$(104.6)
Add (Subtract):	—	—
Income Tax Expense	23.4	37.3
Equity in Net Earnings of Affiliates	(1.4)	(1.0)
Interest Expense, Net	189.2	224.9
Depreciation and Amortization	321.6	299.3

EBITDA	623.7	455.9
Charges Associated with Combination with Altivity	67.6	20.5
Inventory Step Up Related to Altivity	—	11.9
Loss on Early Extinguishment of Debt	7.1	—
Alternative Fuel Tax Credits Net of Expenses	(137.8)	—
Asset Impairment and Shutdown Charges	10.7	17.8

Adjusted EBITDA	$571.3	$506.1

	March 31,	March 31,
Calculation of Net Debt:	2010	2009

Short-Term Debt and Current Portion of Long-Term Debt	$17.3	$18.9
Long-Term Debt	2,783.2	3,208.5
Less:
Cash and Cash Equivalents	(105.6)	(181.0)

Total Net Debt	$2,694.9	$3,046.4

Net Leverage Ratio	4.72	6.02

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)
The Credit Agreement dated May 15, 2007, as amended (“the Credit Agreement”) and the indentures governing the Company’s 9.5% Senior Notes due 2017 and 9.5% Senior Subordinated Notes due 2013 (“the Notes”) limit the Company’s ability to incur additional indebtedness. Additional covenants contained in the Credit Agreement, among other things, restrict the ability of the Company to dispose of assets, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indentures under which the Notes are issued, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, and engage in certain transactions with affiliates. Such restrictions, together with the highly leveraged nature of the Company and recent disruptions in the credit markets, could limit the Company’s ability to respond to changing market conditions, fund its capital spending program, provide for unexpected capital investments or take advantage of business opportunities.
Under the terms of the Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio, which is defined as the ratio of: (a) total long-term and short-term indebtedness of the Company and its consolidated subsidiaries as determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), plus the aggregate cash proceeds received by the Company and its subsidiaries from any receivables or other securitization but excluding therefrom (i) all unsecured indebtedness, (ii) all subordinated indebtedness permitted to be incurred under the Credit Agreement, and (iii) all secured indebtedness of foreign subsidiaries to (b) Adjusted EBITDA, which we refer to as Credit Agreement EBITDA(1). Pursuant to this financial covenant, the Company must maintain a maximum consolidated secured leverage ratio of less than the following:

Maximum Consolidated
Secured Leverage Ratio(1)

October 1, 2009 and thereafter	4.75 to 1.00
Note:

(1)	Credit Agreement EBITDA is defined in the Credit Agreement as consolidated net income before consolidated net interest expense, non-cash expenses and charges, total income tax expense, depreciation expense, expense associated with amortization of intangibles and other assets, non-cash provisions for reserves for discontinued operations, extraordinary, unusual or non-recurring gains or losses or charges or credits, gain or loss associated with sale or write-down of assets not in the ordinary course of business, any income or loss accounted for by the equity method of accounting, and projected run rate cost savings, prior to or within a twelve month period.
At March 31, 2010, the Company was in compliance with the financial covenant in the Credit Agreement and the ratio was as follows:
Consolidated Secured Leverage Ratio — 2.89 to 1.00
The Company’s management believes that presentation of the consolidated secured leverage ratio and Credit Agreement EBITDA herein provides useful information to investors because borrowings under the Credit Agreement are a key source of the Company’s liquidity, and the Company’s ability to borrow under the Credit Agreement is dependent on, among other things, its compliance with the financial ratio covenant. Any failure by the Company to comply with this financial covenant could result in an event of default, absent a waiver or amendment from the lenders under such agreement, in which case the lenders may be entitled to declare all amounts owed to be due and payable immediately.
Credit Agreement EBITDA is a financial measure not calculated in accordance with U.S. GAAP, and is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Credit Agreement EBITDA should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. In addition, Credit Agreement EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies because other companies may not calculate Credit Agreement EBITDA in the same manner as the Company does.

The calculations of the components of the maximum consolidated secured leverage ratio for and as of the period ended March 31, 2010 are listed below:

Twelve Months Ended
In millions	March 31, 2010

Net Income	$90.9
Income Tax Expense	23.4
Interest Expense, Net	189.2
Depreciation and Amortization	303.3
Dividends Received, Net of Earnings of Equity Affiliates	(0.3)
Non-Cash Provisions for Reserves for Discontinued Operations	—
Other Non-Cash Charges	52.0
Merger Related Expenses	48.8
Losses Associated with Sale/Write-Down of Assets	37.0
Other Non-Recurring/Extraordinary/Unusual Items	(132.0)
Projected Run Rate Cost Savings (a)	61.2

Credit Agreement EBITDA	$673.5

As of
In millions	March 31, 2010

Short-Term Debt	$17.3
Long-Term Debt	2,783.2

Total Debt	$2,800.5
Less Adjustments(b)	857.3

Consolidated Secured Indebtedness	$1,943.2

Note:

(a)	As defined by the Credit Agreement, this represents projected cost savings expected by the Company to be realized as a result of specific actions taken or expected to be taken prior to or within twelve months of the period in which Credit Agreement EBITDA is to be calculated, net of the amount of actual benefits realized or expected to be realized from such actions.

The terms of the Credit Agreement limit the amount of projected run rate cost savings that may be used in calculating Credit Agreement EBITDA by stipulating that such amount may not exceed the lesser of (i) ten percent of EBITDA as defined in the Credit Agreement for the last twelve-month period (before giving effect to projected run rate cost savings) or (ii) $100 million. As a result, in calculating Credit Agreement EBITDA above, the Company used projected run rate cost savings of $61.2 million, or ten percent of EBITDA, as calculated in accordance with the Credit Agreement, which amount is lower than total projected cost savings identified by the Company, net of actual benefits realized for the twelve month period ended March 31, 2010. Projected run rate cost savings were calculated by the Company solely for its use in calculating Credit Agreement EBITDA for purposes of determining compliance with the maximum consolidated secured leverage ratio contained in the Credit Agreement and should not be used for any other purpose.

(b)	Represents consolidated indebtedness/securitization that is either (i) unsecured, or (ii) Permitted Subordinated Indebtedness as defined in the Credit Agreement, or secured indebtedness permitted to be incurred by the Company’s foreign subsidiaries per the Credit Agreement.
If inflationary pressures on key inputs resume, or depressed selling prices, lower sales volumes, increased operating costs or other factors have a negative impact on the Company’s ability to increase its profitability, the Company may not be able to maintain its compliance with the financial covenant in its Credit Agreement. The Company’s ability to comply in future periods with the financial covenant in the Credit Agreement will depend on its ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, business and other factors, many of which are beyond the Company’s control, and will be substantially dependent on the selling prices for the Company’s products, raw material and energy costs, and the Company’s ability to successfully implement its overall business strategies and meet its profitability objective. If a violation of the financial covenant or any of the other covenants occurred, the Company would attempt to obtain a waiver or an amendment from its lenders, although no assurance can be given that the Company would be successful in this regard. The Credit Agreement and the indentures governing the Notes have certain cross-default or cross-acceleration provisions; failure to comply with these covenants in any agreement could result in a violation of such agreement which could, in turn, lead to violations of other agreements pursuant to such cross-default or cross-acceleration provisions. If an event of default occurs, the lenders are entitled to declare all amounts owed to be due and payable immediately. The Credit Agreement is collateralized by substantially all of the Company’s domestic assets.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2010
Net Tons Sold (000’s):
Paperboard Packaging	627.6	—	—	—
Multi-wall Bag	62.5	—	—	—
Specialty Packaging (1)	6.0	—	—	—

Total	696.1	—	—	—

Net Sales ($ Millions):
Paperboard Packaging	$834.6	$—	$—	$—
Multi-wall Bag	118.9	—	—	—
Specialty Packaging	50.6	—	—	—

Total	$1,004.1	$—	$—	$—

2009
Net Tons Sold (000’s):
Paperboard Packaging	617.1	648.3	655.9	614.8
Multi-wall Bag	60.3	60.0	63.3	60.4
Specialty Packaging (1)	5.2	4.8	6.1	4.8

Total	682.6	713.1	725.3	680.0

Net Sales ($ Millions):
Paperboard Packaging	$840.4	$879.3	$886.2	$817.6
Multi-wall Bag	124.8	115.3	117.5	114.0
Specialty Packaging	54.0	49.2	50.5	47.0

Total	$1,019.2	$1,043.8	$1,054.2	$978.6

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)